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                                                                   EXHIBIT 12(b)

                  AON CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,                            YEARS ENDED DECEMBER 31,
                                              ---------------------------- ------------------------------------------------------
 (millions except ratios)                      2002           2001 (2)         2001         2000       1999        1998      1997
                                              ----------- ---------------- -----------  ----------- ----------  ---------- -------
                                                            (RESTATED)
 Income before provision for income taxes
       and minority interest                      $  504        $  245      $  309       $  854     $  635      $  931    $  542

 ADD BACK FIXED CHARGES:

       Interest on indebtedness                       91            98         127          140        105          87        70

       Interest credited on investment-type
         insurance contracts                          27            44          56           71         77          72        45

       Interest on ESOP                                -             -           -            -          1           2         3

       Portion of rents representative of
         interest factor                              38            39          57           54         49          51        44

                                              ----------- ------------- -----------  ----------- ----------  ---------- --------
         INCOME AS ADJUSTED                       $  660        $  426      $  549      $ 1,119     $  867     $ 1,143    $  704
                                              =========== ============= ===========  =========== ==========  ========== ========


 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

       Interest on indebtedness                   $   91        $   98      $  127       $  140     $  105      $   87    $   70

       Preferred stock dividends                      52            52          70           70         70          70        82

                                              ----------- ------------- -----------  ----------- ----------  ---------- --------
           INTEREST AND DIVIDENDS                    143           150         197          210        175         157       152

       Interest credited on investment-type
         insurance contracts                          27            44          56           71         77          72        45

       Interest on ESOP                                -             -           -            -          1           2         3

       Portion of rents representative
         of interest factor                           38            39          57           54         49          51        44

                                              ----------- ------------- -----------  ----------- ----------  ---------- --------
           TOTAL FIXED CHARGES AND PREFERRED
           STOCK DIVIDENDS                        $  208        $  233      $  310       $  335     $  302      $  282    $  244
                                              =========== ============= ===========  =========== ==========  ========== ========

 RATIO OF EARNINGS TO COMBINED FIXED
       CHARGES AND PREFERRED STOCK
       DIVIDENDS (1)                                 3.2           1.8         1.8          3.3        2.9         4.1       2.9
                                              =========== ============= ===========  =========== ==========  ========== ========

---------------------
 (1) Included in total fixed charges and preferred stock dividends are $49 million for the nine months ended September 30, 2002 and 2001, $66 million for the years ended December 31, 2001, 2000, 1999 and 1998, and $64 million for the year ended December 31, 1997, of pretax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on the condensed consolidated statements of income.

 (2) The computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for nine months ended September 30, 2001 has been restated from what had previously been reported to include interest credited on investment-type insurance contracts.